UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation

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Norfolk Southern Corporation

650 West Peachtree Street NW

Atlanta, Georgia 30308

Supplement No. 1 to

Definitive Proxy Statement dated March 28, 2025

for the Annual Meeting of Shareholders to be held on May 8, 2025

On March 28, 2025, Norfolk Southern Corporation (the “Company”) filed its definitive Proxy Statement (“Proxy Statement”) relating to the solicitation of proxies by the Company in connection with its 2025 Annual Meeting of Shareholders to be held on May 8, 2025, at 8:30 a.m. ET (the “Annual Meeting”). The purpose of this supplement to the Proxy Statement is to revise certain date references in the “Compensation Discussion and Analysis—2024 Compensation Decisions and Outcomes—Long-Term Incentive Awards” section of the Proxy Statement, which included references to the Company’s “2022-2024 PSU awards,” instead of referring solely to the Company’s “2024 PSU Awards.” This Supplement No. 1 to the Proxy Statement (the “Supplement”) therefore amends and restates the following:

1.	“—Long Term Incentive Awards” on Page 71 of the Proxy Statement, to revise a reference relating to the 2022-2024 PSU awards to instead refer solely to the 2024 PSU awards;

2.	Page 74 of the Proxy Statement, to revise references relating to the 2022-2024 PSU awards, to instead refer solely to the 2024 PSU awards; and

3.	Page 75 of the Proxy Statement, to include clarifying language relating to the performance criteria for the 2022-2024 performance cycle.

The revised language included in this Supplement is marked with new text bold and underlined, and in blue font, and deleted text bold and stricken through, and in red font. This Supplement does not include any changes to any performance or earnout calculations for any of the Company’s long-term incentive awards as disclosed in the Proxy Statement, nor any changes to the Company’s Long-Term Incentive Plan, as those disclosures were accurate for all periods presented. This Supplement should be read in conjunction with the Proxy Statement, and other than the revisions described above, this Supplement does not modify any other information in the Proxy Statement. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

LONG-TERM INCENTIVE AWARDS

We believe the most effective means to achieve long-term corporate performance is to align the interests of our NEOs with those of our shareholders. Our ~~2022-2024~~2024 PSU awards motivate long-term productivity and growth through goals for three-year ROAIC, and growth through a relative revenue growth award modifier. All of our long-term incentives, including PSUs, stock options, and RSUs are tied to our common stock value, and this, along with the relative total shareholder return PSU award modifier, incentivizes executives to increase long-term shareholder value by successfully executing our strategy.

In determining the appropriate allocation, the Committee considers the portion of total direct compensation to be awarded as long- term compensation and how the long-term portion should be allocated among PSUs, RSUs, and stock options. This allocation is based on our compensation objectives, general market practices, compensation trends, governance practices, and business strategy.

Norfolk Southern Corporation	2025 Proxy Statement 71

PERFORMANCE SHARE UNITS

We use PSUs to reward the achievement of performance goals over a three-year performance period. Upon expiration of such three-year performance period, PSUs are settled in shares of Norfolk Southern common stock after the Committee certifies the extent to which the performance goals were attained.

~~2022-2024~~2024 PSU AWARDS

Target # of PSU Units	x	ROAIC Performance Level	x	Relative Revenue Growth Modifier	x	Relative TSR Modifier	=	# PSU Units Earned

In January ~~2022~~2024, the Committee established performance goals based on three-year after-tax return on ROAIC, with revenue growth and TSR serving as modifiers.

The Committee believes ROAIC is an important performance indicator to shareholders for a capital-intensive company such as Norfolk Southern. Further, the use of the ROAIC measure, with the revenue growth and TSR modifiers, promotes the enhancement of shareholder value and efficient utilization of corporate assets.

Using relative revenue growth as a modifier motivates and rewards executives for propelling smart and sustainable growth over the long term relative to our Class I railroad peers, and using TSR as a modifier ensures that the final payout is reflective of our performance relative to our Industrials Peer Group, while placing primary focus on making profitable use of our assets.

For the ~~2022-2024~~2024 awards, if a threshold or higher payout is met for the ROAIC measure, then the payout may be modified based on our revenue growth relative to other North American Class I railroads and our TSR as compared with that of the other companies in the S&P 500 Industrials Index reflecting the return over the entire three-year period, as follows:

METRIC	PURPOSE	MEASUREMENT
ROAIC 100%	Place primary long-term focus on productivity and effective capital allocation strategy	The metric is our average three-year after-tax ROAIC
Relative Revenue Growth +0 - 50% (subject to 200% cap)	Motivate and reward executives for propelling smart and sustainable growth over the long term relative to our Class I Railroads Peer Group

Our three-year revenue growth is compared to that of other North American Class I railroads; top performance (meaning having the highest or second-highest revenue growth over such period) results in a positive award modifier, subject to the overall payout cap of 200% of target

NSC 3-Year Revenue Growth PSU Multiplier
		Third or lower (No Change)	Second highest 1.25	Highest 1.50
Relative TSR +/- 25%	Ensure that the final payout is reflective of our shareholder returns relative to our Industrials Peer Group

Our three-year TSR is compared to that of the companies in the S&P 500 Industrials Index; performance can result in a positive or negative modifier. The multiplier is interpolated for performance between the percentiles shown below:

NSC Three-Year TSR Percentile Rank PSU Multiplier
		≤25th 0.75	50th (No Change)	≥75th 1.25

74 2025 Proxy Statement	Norfolk Southern Corporation

The Committee believes that long-term targets for ROAIC represent proprietary information that would give substantial insight into the Company’s confidential, forward-looking strategies if they were disclosed, and could therefore place the Company and our shareholders at a competitive disadvantage. The Committee believes that it has set rigorous and challenging, but achievable performance targets aligned with the Company’s goals and strategic priorities. To allow shareholders to assess the link between corporate performance and compensation, consistent with our prior practice, the Committee is committed to disclosing in this Compensation Discussion and Analysis the achievements for our PSUs at the end of each performance period.

2022-2024 PSU EARNOUT CALCULATIONS

For the 2022-2024 performance cycle, the performance criterion was based on ROAIC as shown in the table below:

THREE-YEAR AVERAGE ROAIC 2022-2024	PSUS EARNED

≥ 14.3%	200%

14.2%	175%

14.1%	150%

14.0%	125%

13.9%	100% Target Performance

13.6%	90%

13.1%	75%

12.3%	50%

11.6%	30%

<11.6%	0%

Additionally, for the 2022-2024 performance cycle, the Company’s TSR relative to the S&P 500 Industrials Index was used as a modifier, as shown in the table below.

MODIFIER FOR 2022 – 2024 PSUS

PERCENTILE RANK OF NS THREE-YEAR TSR VS. S&P 500 INDUSTRIALS INDEX	PSU MODIFIER

≥75th	1.25x

50th	No Change

≤25th	0.75x

Our three-year percentile rank versus the S&P 500 Industrials Index was below the 25th percentile. As a result, the initial earnout was reduced by multiplying the achieved performance level by the 0.75x PSU modifier.

The 2022-2024 performance cycle did not include a relative revenue growth modifier.

Norfolk Southern Corporation	2025 Proxy Statement 75